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                                                                      Exhibit 21

Subsidiaries of American Media Operations, Inc.

Name                                                               Jurisdiction
----                                                               ------------
AM Auto World Weekly, Inc.                                           Delaware
AMI Books, Inc.                                                      Delaware
AMI Film, Inc.                                                       Delaware
American Media Consumer Entertainment Inc.                           Delaware
American Media Consumer Magazine Group, Inc.                         Delaware
American Media Distribution & Marketing Group, Inc.                  Delaware
American Media Property Group, Inc.                                  Delaware
American Media Mini Mags, Inc.                                       Delaware
American Media Newspaper Group, Inc.                                 Delaware
Country Music Media Group, Inc.                                      Delaware
Distribution Services, Inc.                                          Delaware
Globe Communications Corp.                                           Delaware
Globe Editorial, Inc.                                                Delaware
MediaFit SARL                                                        France
Mira! Editorial, Inc.                                                Delaware
National Enquirer, Inc.                                              Florida
National Examiner, Inc.                                              Delaware
NDSI, Inc.                                                           Delaware
Star Editorial, Inc.                                                 Delaware
SYL Communications                                                  California
Weider Publications, LLC                                             Delaware
Weider Publications, Group Ltd.                                   United Kingdom
Weider Publishing Ltd.                                            United Kingdom
Weider Publishing Italia SRL                                          Italy